Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 33-64647, 333-66562 and 333-120132) on Form S-8 of Tredegar Corporation of our report dated June 23, 2017, relating to our audit of the financial statements and supplemental schedule of Tredegar Corporation Retirement Savings Plan, which appears in this Annual Report on Form 11-K of Tredegar Corporation Retirement Savings Plan for the year ended December 31, 2016.

/s/PBMares, LLP

Norfolk, Virginia
June 23, 2016